EXHIBIT 99.1

Zomedica Announces Third Quarter 2025 Financial Results: Revenue up 16% to $8.1 Million with 67% Gross Margins and $54 Million in Liquidity to Support Growth

Zomedica posts highest quarterly revenue ever and record year-over-year revenue for 19th straight quarter!

ANN ARBOR, MI / ACCESSWIRE / November 4, 2025 / Zomedica Corp. (OTCQB: ZOMDF) ("Zomedica" or the "Company"), an animal health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the third quarter ended September 30, 2025.

“Delivering 16% growth and achieving record year-over-year revenue for the 19th straight quarter demonstrates the consistency and resilience of our business. Crossing $8 million in quarterly sales for the first time is a proud moment for our company and a clear indicator that our long-term strategy is working” said Larry Heaton, Chief Executive Officer of Zomedica.

“Fueled by robust demand for our PulseVet® and Assisi® therapeutic device products,  continued accelerated growth and adoption of our diagnostic products, including our expanding TRUFORMA® platform, and the successful introduction of our new Development Services revenue stream, we delivered the strongest quarter in company history.

“As we continue to identify ways to leverage our infrastructure and intellectual property assets, the new Development Services business segment captures revenue we generate from providing development and engineering services along with contract manufacturing and licensing of our intellectual property. During the quarter, we booked $0.7M in revenue in this new segment, produced from our work on behalf of a company in the human health space. We are optimistic about our ability to continue to generate increasing revenue from this new segment, providing planned operating leverage.

“Ongoing portfolio expansion and optimization of our commercial organization continue to drive strong performance, as evidenced by 51% growth in our Diagnostic segment and 14% growth in total Consumable sales year-over-year. This performance reinforces our recurring revenue model and positions us for sustained long-term growth.

“International sales continue to grow, with sales up 16% compared to the third quarter of 2024, driven by a combination of organic growth and orders from new distributor partners. We are especially pleased with the success of recent initiatives to expand our reach and extend the use of our suite of products. During the third quarter, we entered into a strategic distribution agreement with Pioneer Veterinary Products Limited, one of the United Kingdom’s most respected veterinary distributors, broadening access to Zomedica’s innovative products across one of the world’s most advanced veterinary markets. We also strengthened partnerships with Grovet b.v. in the Netherlands and UXR in Canada, further expanding our network and advancing our mission to deliver innovative diagnostic and therapeutic solutions for both practitioners and pet owners globally.

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“We remain committed to continuously advancing our products to meet the evolving needs of veterinarians and their patients. In the third quarter, we expanded our TRUFORMA® diagnostic platform with the addition of feline testing for cobalamin and folate and secured four additional U.S. patents extending our TRUFORMA assay capabilities and protecting our TRUVIEW® microscope. We look forward to introducing further enhancements to our VETGuardian® system and launching our TRUVIEW AI platform in the coming quarter.

“Gross margin, a key component of reaching profitability, came in at 67%.

“Our disciplined execution of cost-reduction initiatives continues to pay off, resulting in a $0.5 million reduction in OPEX for the quarter ended September 30, 2025 and $2.5 million year-to-date. These efforts are driving greater efficiency across the organization, reducing cash burn, and positioning us for stronger, more sustainable growth.

“Building on the momentum we’ve achieved through the third quarter and supported by the strength of our balance sheet, we believe we are well positioned to execute on our strategy to accelerate the global adoption of our innovative portfolio, providing us with a clear line of sight to cash flow breakeven and profitability” concluded Mr. Heaton.

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2025 Third Quarter Financial Highlights

Revenue for the third quarter of 2025 grew by 16% to $8.1 million, compared to third quarter 2024 revenue, highlighted by 51% growth in our Diagnostics segment, driven primarily by accelerating adoption of our TRUFORMA® point-of-care, diagnostic platform and the introduction of Development Services revenue.

Revenue by Product Segment:

•

Diagnostics segment revenue, comprised of our TRUFORMA, TRUVIEW®, and VETGuardian® products, was $0.7 million, up 51% over third quarter 2024 revenues, primarily driven by accelerating adoption of our TRUFORMA point-of-care, diagnostic platform and our expanded menu of assays.

•	Therapeutic Device segment revenue, comprised of our PulseVet® and Assisi® products, was $6.7 million, up 3% from third quarter 2024 revenues.

•	Development Services segment revenue, related to our continued pursuit of strategic opportunities and value capture within the human health sector, was $0.7M for the quarter.

Revenue by Product Category:

•

Consumable revenues grew to $5.4 million, up 14% over third quarter 2024 revenues, driven primarily by accelerating adoption of our TRUFORMA products and the continued, strong sales of PulseVet trodes, from both new device installations and reorders associated with existing systems. We anticipate that this growth will further compound and recur in future periods as more devices are installed.

•	Capital revenues, comprised of PulseVet and VETGuardian product sales, were $2.2 million.

•	Engineering Services revenues, associated with our Development Services segment, were $0.5M for the quarter.

Gross margin was 67% for the third quarter of 2025.

* Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results, which may not match calculations done using the figures shown in this press release due to rounding. Please refer to the Company’s Form 10-Q for additional detail.

2025 Third Quarter Results Review

Revenue for the three months ended September 30, 2025, was $8.1 million, compared to $7.0 million for the three months ended September 30, 2024, an increase of $1.1 million or 16%.

Margins remained strong at 67%.

Total operating expenses were $12.0 million, compared to $12.5 million for the three months ended September 30, 2024, a decrease of $0.5 million or 4%.

Research and development expenses were $1.8 million, slightly down from research and development expenses for the three months ended September 30, 2024. Costs in this area are related to the continued buildup of internal capabilities to develop, test, and manufacture our next generation of therapeutic and diagnostic products.

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Selling and marketing expenses were $4.3 million, compared to $3.9 million for the three months ended September 30, 2025, an increase of $0.4 million or 12%, primarily driven by the increased headcount of our sales department relative to the prior year, as well as higher commissions associated with sales growth.

General and administrative expenses were $5.9 million, compared to $6.8 million for the three months ended September 30, 2024, a decrease of $0.9 million or 13%.

Net loss for the three months ended September 30, 2025 was down 9% to $6.1 million, compared to $6.7 million for the three months ended September 30, 2024.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended September 30, 2025, was down 19% to $3.9 million compared to an adjusted loss of $4.8 million for the three months ended September 30, 2024.

When adjusting for the non-recurring items noted above and other non-cash items, **Adjusted Non-GAAP EBITDA loss was down 14% to $3.7 million, compared to **Adjusted Non-GAAP EBITDA loss of $4.3 million for the third quarter of 2024.

Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $54.4 million as of September 30, 2025.

As of September 30, 2025, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Tuesday, November 4, 2025, along with other public filings.

Zomedica’s Fourth Friday at Four Webinar:

Zomedica Corp. is pleased to announce the next installment of its Fourth Friday at Four Webinar series, scheduled this month on the third Friday due to the Thanksgiving holiday, on Friday, November 21, 2025 at 4:00 PM ET, during which we will also review and discuss our third quarter financial performance.

For more information visit www.zomedica.com.

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About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi Loop® line of therapeutic devices, along with the TRUFORMA® diagnostic platform, TRUVIEW® digital cytology system, VETGuardian® no-touch monitoring system, and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 8% in 2024 to $27 million and maintains a strong balance sheet with approximately $54 million in liquidity as of September 30, 2025. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether the human health company will enter into a written agreement for development and engineering services, contract manufacturing and/or licensing of our IP; uncertainty as to whether the new Development Services business segment will continue to generate revenue; the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

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Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

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ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,
	2025	2024

Net loss and comprehensive loss	$(6,105)	$(6,333)
Amortization expense	1,395	1,611
Depreciation expense	506	417
Stock-compensation expense	868	473
Interest income	(561)	(977)
Income tax benefit	(19)	(27)
Non-GAAP EBITDA loss	$(3,916)	$(4,836)
Impairment expense	-	-
Proforma adjustments (1)	214	523
Adjusted Non-GAAP EBITDA loss	$(3,702)	$(4,313)

(1)

Proforma adjustments for the three months ended September 30, 2025 included $73 of one-time general and administrative expenses, $97 of one-time research and development expenses, $5 of one-time selling and marketing expenses, and $39 of non-recurring losses on disposals of assets

ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024

Net loss and comprehensive loss	$(77,223)	$(39,536)
Amortization expense	4,499	4,834
Depreciation expense	1,535	1,102
Stock-compensation expense	1,746	2,432
Interest income	(1,920)	(3,108)
Income tax benefit	(64)	(336)
Non-GAAP EBITDA loss	$(71,427)	$(34,612)
Impairment expense	55,833	16,024
Proforma adjustments (1)	625	3,798
Adjusted Non-GAAP EBITDA loss	$(14,969)	$(14,790)

(1)

Proforma adjustments for the three months ended September 30, 2025 included $480 of one-time general and administrative expenses, $97 of one-time research and development expenses, $9 of one-time selling and marketing expenses, and $39 of non-recurring losses on disposals of assets

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